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                                                                    EXHIBIT 99.2


                            KRUG INTERNATIONAL CORP.
                             PRO FORMA BALANCE SHEET
                    (in thousands, except per share amounts)
                                   (unaudited)

The following pro forma unaudited balance sheet reflects the sale of the Corporation's U.K. subsidiary Sowester Limited and the merger of the Corporation's U.S. subsidiaries KRUG Life Sciences Inc. and Technology Scientific Services, Inc. subsidiaries with Wyle Laboratories, Inc. as if such sale and the merger had occurred on December 31, 1997. This statement should be read in conjunction with the attached pro forma statements of earnings and notes thereto, and the financial statements and notes thereto contained in the Corporation's Annual Report on Form 10-K for the year ended March 31, 1997 and Report on Form 10-Q for the quarterly period ended December 31, 1997, which are incorporated by reference herein.



                                                                            AS OF DECEMBER 31, 1997
                                                               ---------------------------------------------

                                                               SUBSIDIARIES
                                                                   MERGED                     ADJUST-     ADJUST-
                                                 AS              INTO WYLE        SOWESTER     MENTS       MENTS
                                               REPORTED         LABORATORIES       LIMITED      (1)         (2)        AS ADJUSTED
                                              -------------------------------------------------------------------------------------
CURRENT ASSETS:

CASH                                          $  2,101           $     (22)      $ (1,596)   $ 3,052     $ 11,273         $ 14,808
RECEIVABLES                                     22,860             (11,069)        (3,199)                    825            9,417
INVENTORIES                                     13,347                (110)        (8,226)                                   5,011
PREPAID EXPENSES                                 1,401                (349)          (132)                                     920
                                              ------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                            39,709             (11,550)       (13,154)     3,052       12,098           30,156
PROPERTY, PLANT AND
  EQUIPMENT, NET                                11,059                (238)        (5,500)                                   5,321
OTHER LONG TERM ASSETS                           6,151                 298         11,065       (930)     (12,044)           4,540
                                              ------------------------------------------------------------------------------------
TOTAL ASSETS                                  $ 56,919           $ (11,490)      $ (7,589)   $ 2,122     $     54         $ 40,016
                                              ====================================================================================
CURRENT LIABILITIES:
ACCOUNTS PAYABLE                              $ 12,614           $  (2,759)      $ (2,714)                                   7,141
OTHER CURRENT LIABILITIES                        9,791              (2,674)        (2,413)   $   130     $     54            4,888
                                              ------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                       22,405              (5,433)        (5,127)       130           54           12,029
LONG-TERM DEBT                                  14,882              (6,057)        (2,461)        --                         6,364
SHAREHOLDERS' EQUITY:
COMMON SHARES                                    2,593                                                                       2,593
ADDITIONAL PAID-IN CAPITAL                       4,523                                            34                         4,557
RETAINED EARNINGS                               11,426                                         1,958                        13,384
FOREIGN CURRENCY                                                                                                                 -
  TRANSLATION ADJUSTMENT                         1,090                                                                       1,090
                                              ------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                      19,632                 --             --       1,992           --           21,624
                                              ------------------------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                  $ 56,919           $ (11,490)      $ (7,589)   $ 2,122     $     54         $ 40,017
                                              ====================================================================================

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(1) Adjustments reflect cash received from Wyle Laboratories, Inc. pursuant to the merger and the gain recognized, net of applicable taxes and merger costs accrued by KRUG.

(2) Adjustments reflect cash received from sale of Sowester, taxes payable on the sale and deferred sales proceeds. Approximately $6.1 million cash from the Sowester sale is held as collateral under the Corporation's U.K.
    credit facility.